EXHIBIT 9(b)

                                BROWN & WOOD LLP

                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0557

                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599


                                                                August 27, 1999

Merrill Lynch Healthcare Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the filing of our opinion dated January 17, 1983, originally filed on January 18, 1983 as an Exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 2-80150 and 811-3595), and to the use of our name in the prospectus and statement of additional information constituting parts of Post-Effective Amendment No. 22 to such Registration Statement.


                                                 Very truly yours,




                                                 /s/ BROWN & WOOD LLP